INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 1055
ATLANTA, GA 30370-0000                     Employer Identification Number:
                                              59-2935476
Date: APR 04 1996                          File Folder Number:
                                              590047786
EUROPA CRUISES CORPORATION                 Person to Contact:
150 153RD AVENUE EAST STE 200                 EP/EO CUSTOMER SERVICE UNIT
MADEIRA BEACH, FL  33708                   Contact Telephone Number:
                                              (410) 962-6058
                                           File Name:
                                            EUROPA CRUISES CORPORATION EMPLOYEE
                                            STOCK OWNERSHIP PLAN
                                           Plan Number: 001
Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records. ,

      Continued  qualification of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination letter is applicable for the amendment(s) adopted-on SEPTEMBER 1, 1995.

      This determination letter is applicable for the plan adopted on AUGUST 18 1994.

      This plan satisfies the requirements of Code section 4975(e)(7).

      This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This plan satisfies the nondiscriminatory current availability requiremerits of section 1.401(a)(4)-4(b) of the regulations with respect to, those benefits, rights, and features that are currently available to all employees in the plan's coverage group, For this purpose, the plan's coverage




                                                        Letter 835 (DO/CG)

EUROPA CRUISES CORPORATION

group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uraguay Round Agreements Act, Pub. L. 103-465.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                  Sincerely yours



                                  /s/ Paul M. Harrington
                                  ---------------------------------
                                  District Director

Enclosures:
Publication 794































                                                             Letter 835 (DO/CG)